      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1997

                                                      REGISTRATION NO. 333-22985
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------


                                AMENDMENT NO. 5
                                       TO
                                    FORM S-1


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                                 --------------

                        VISTA MEDICAL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          3845                  94-3184035
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

    5451 AVENIDA ENCINAS, SUITE A, CARLSBAD, CALIFORNIA 92008 (760) 603-9120

          (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                  JOHN R. LYON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        VISTA MEDICAL TECHNOLOGIES, INC.
                         5451 AVENIDA ENCINAS, SUITE A
                           CARLSBAD, CALIFORNIA 92008
                                 (760) 603-9120
(Name, address, including zip code and telephone number, including area code, of agent for service)

                               ------------------

                                with copies to:

        Craig S. Andrews, Esq.                   Douglas M. Mancino, Esq.
        Faye H. Russell, Esq.                    Mark J. Mihanovic, Esq.
   BROBECK, PHLEGER & HARRISON LLP               McDERMOTT, WILL & EMERY
   550 West "C" Street, Suite 1300                2049 Century Park East
     San Diego, California 92101                        34th Floor
                                              Los Angeles, California 90067

                                 --------------

        Approximate date of commencement of proposed sale to the public:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                                 --------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                                 --------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

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--------------------------------------------------------------------------------

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on the 2nd day of July, 1997.


                                VISTA MEDICAL TECHNOLOGIES, INC.

                                By:               /s/ JOHN R. LYON
                                     -----------------------------------------
                                                    John R. Lyon
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
       /s/ JOHN R. LYON          Officer and Director
------------------------------   (Principal Executive          July 2, 1997
        (John R. Lyon)           Officer)

                                Director of Finance and
    /s/ ROBERT J. DE VAERE       Administration and Chief
------------------------------   Financial Officer             July 2, 1997
     (Robert J. De Vaere)        (Principal Financial and
                                 Accounting Officer)

              *
------------------------------  Chairman of the Board and      July 2, 1997
       (James C. Blair)          Director

              *
------------------------------  Director                       July 2, 1997
      (Olav B. Bergheim)

              *
------------------------------  Director                       July 2, 1997
    (Nicholas B. Binkley)

              *
------------------------------  Director                       July 2, 1997
     (Daniel J. Holland)

              *
------------------------------  Director                       July 2, 1997
     (Larry M. Osterink)

By: /s/ JOHN R. LYON
------------------------------
John R. Lyon, Attorney-in-fact

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER                                              DESCRIPTION                                                PAGE
---------  ------------------------------------------------------------------------------------------------     -----
   1.1++   Form of Underwriting Agreement.

   3.1++   Amended and Restated Certificate of Incorporation of the Company.

   3.2++   Form of Second Restated Certificate of Incorporation of the Company to become effective immediately prior to the Offering.

   3.3++   Bylaws of the Company, as amended.

   3.4++   Form of Restated Bylaws of the Company to be effective upon completion of the Offering.

   4.1++   Form of Certificate for Common Stock.

   5.1++   Opinion of Brobeck, Phleger & Harrison LLP with respect to the Common Stock being registered.

  10.1++   Asset Purchase Agreement between the Company and AST, dated September 15, 1995.

  10.2++   Asset Purchase Agreement between the Company, ProMedica Distribution, Inc. (ProMedica) and
            certain stockholders of ProMedica, dated July 26, 1996.

  10.3++   Series A-1 Preferred Stock Purchase Agreement among the Company and the purchasers listed on
            Schedule A thereto, dated July 27, 1995.

  10.4++   Series B Preferred Stock Purchase Agreement among the Company and the investors listed on
            Schedule A thereto, dated July 12, 1996.

  10.5++   Series C Preferred Stock Purchase Agreement between the Company and Medtronic Asset Management,
            Inc., dated November 27, 1996.

  10.6++   Common Stock Purchase Warrant between the Company and Heartport, Inc. (Heartport), dated
            February 22, 1997.

  10.7*    International Distribution Agreement between AST and AMCO, Inc., dated September 20, 1994.

  10.8*++  Manufacturing Supply Agreement between the Company and Kaiser Electro-Optics, Inc., dated July
            19, 1995.

  10.9*++  U.S.A. and Canada Distribution Agreement between the Company and Delacroix-Chevalier Inc., dated
            July 11, 1996.

 10.10*++  Distributor Agreement between the Company and Peters, dated July 15, 1996.

 10.11*++  Sales Agreement between the Company and Medtronic, Inc., dated November 27, 1996.

 10.12*++  Supply and Services Agreement between the Company and Heartport, dated February 22, 1997.

 10.13*++  Supplemental Rights Agreement between the Company and Medtronic, Inc., dated November 27, 1996.

  10.14++  Amended and Restated Investors' Rights Agreement between the Company and the stockholders listed on Schedule A thereto, dated November 27, 1996.

  10.15++  Amendment to the Amended and Restated Investors' Rights Agreement between the Company, Heartport and the stockholders listed on Exhibit A thereto, dated February 22, 1997.

  10.16++  Letter Agreement regarding Investment Representations and Registration Rights between the
            Company and Urohealth Systems, Inc. (Urohealth), dated December 13, 1996.

 EXHIBIT
 NUMBER                                              DESCRIPTION                                                PAGE
---------  ------------------------------------------------------------------------------------------------     -----
 10.17*++  Consulting Agreement between the Company and Harry R. McKinley, dated September 15, 1995, as amended.

 10.18*++  Consulting Agreement between the Company and Urohealth, dated December 13, 1996.

  10.19++  Form of Professional Services Agreement.

  10.20++  Form of Non-Disclosure Agreement for Proprietary or Business Confidential Information.

  10.21++  Non-Competition, Non-Disclosure and Patent and Inventions Assignment Agreement among Harry R.
            McKinley, McKinley Optics, Inc. and AST, dated December 18, 1991.

 10.22*++  License and Development Agreement among Harry R. McKinley, McKinley Optics, Inc. ("MOI") and
            AST, dated December 18, 1991, as amended on June 28, 1994.

 10.23*++  License Agreement between the Company and Allen Newman, dated September 2, 1994, as amended
            December 13, 1996.

 10.24*++  Agreement to Amend License and Development Agreement between Harry R. McKinley, MOI and the
            Company, dated September 15, 1995.

 10.25*++  License Agreement between the Company and Kaiser Aerospace, dated July 19, 1995.

 10.26*++  Technology Strategic Alliance: Memorandum of Understanding between the Company and Kaiser
            Electro Optics, Inc., dated July 19, 1995.

 10.27*++  Non-Exclusive License Agreement between the Company, Fuji Photo Film Co., Ltd. and Fuji Photo
            Film Optical Co., Ltd., dated June 25, 1996.

  10.28++  Memorandum of Understanding between the Company and Cogent Light Technologies, dated March 27,
            1996.

 10.29*++  License Agreement between the Company and Urohealth, dated December 13, 1996.

 10.30*++  License Agreement between the Company, HealthCom, Inc. and GDE Systems, Inc., dated February 28,
            1997.

  10.31++  Lease dated April 14, 1994, as amended by a certain First Amendment to Lease dated March 29,
            1996 and a certain Second Amendment to Lease dated October 22, 1996 between the Company and
            Robert F. Tambone, as Trustee of MAT Realty Trust, u/d/t dated June 4, 1986.

  10.32++  Standard Sublease between the Company and Quintiles Pacific, Inc., dated January 23, 1996.

  10.33++  Standby Letter of Credit from Silicon Valley Bank, dated August 9, 1996.

  10.34++  1995 Stock Option Plan.

  10.35++  1995 Stock Option Plan Form of Notice of Grant.

  10.36++  1995 Stock Option Plan Form of Stock Option Agreement.

  10.37++  1995 Stock Option Plan Form of Stock Purchase Agreement.

  10.38++  1997 Stock Option/Stock Issuance Plan, as amended.

  10.39++  1997 Stock Option/Stock Issuance Plan Form of Notice of Grant.

  10.40++  1997 Stock Option/Stock Issuance Plan Form of Stock Option Agreement.

  10.41++  1997 Stock Option/Stock Issuance Plan Form of Stock Purchase Agreement.

 EXHIBIT
 NUMBER                                              DESCRIPTION                                                PAGE
---------  ------------------------------------------------------------------------------------------------     -----
  10.42++  1997 Employee Stock Purchase Plan.

  10.43++  Form of Indemnification Agreement between the Company and each of its directors.

  10.44++  Form of Indemnification Agreement between the Company and each of its officers.

  10.45++  Form of Waiver of Registration Rights, dated February 28, 1997.

  10.46++  1997 Stock Option/Stock Issuance Plan Form of Stock Issuance Agreement

  10.47++  Issuance Agreement dated March 3, 1997 between the Company and those purchasers set forth in
            Schedule A.

  11.1++   Statement re: Computation of Per Share Data.

  23.1++   Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as Exhibit 5.1).

  23.2++   Consent of Ernst & Young LLP, Independent Auditors.

  24.1++   Power of Attorney.

  27.1++   Financial Data Schedule.


--------------

  ++ Previously filed.

  * Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.